UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 19, 2007

EVERGREEN ENERGY INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14176	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

55 Madison Street, Suite 500 Denver, Colorado		80206
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2007, Evergreen Energy Inc. (the “Company”) ceased its relationship with Mark S. Sexton, its Chief Executive Officer, President and Chairman of the Board. Kevin R. Collins, the Company’s Executive Vice President and Chief Operating Officer, will serve as Interim Chief Executive Officer and President commencing April 19, 2007. Robert J. Clark, Chairman of the Company’s Audit Committee and a member of the Company’s Compensation Committee, will assume the duties of Chairman of the Board. The Board intends to withdraw its nomination of Mr. Sexton to the Company’s Board of Directors.

The Board of Directors has formed an Executive Committee which intends to start a search for a new Chief Executive Officer and President. The Executive Committee consists of four of the Company’s independent directors, Robert J. Clark, Manuel H. Johnson, Jack C. Pester and W. Grady Rosier.

In connection with his departure, Mr. Sexton will receive the payment of the amounts that he is entitled to receive under his pre-existing employment agreement entered into in 2005. Under that agreement, Mr. Sexton will receive consideration currently valued at approximately $5.9 million. This consideration includes the acceleration of 898,630 unvested shares of common stock valued as of April 24, 2007 at $6.60 per share, the payment of his current salary for a period of ninety days following the date of his departure and the continuation of health insurance benefits for a period of approximately twenty-one months.

Section 7 - Regulation FD

Item 7.01.  Regulation FD Disclosure.

On April 25, 2007, the Company issued a press release regarding the matters set forth in Item 5.02 of this Current Report. A copy of the press release is attached hereto as Exhibit 99.1

The information in Item 7.01 of this Current Report, including the exhibit attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated April 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Energy Inc.

Date: April 25, 2007	By: /s/ Diana L. Kubik
Diana L. Kubik
Vice President and Chief Financial Officer

EVERGREEN ENERGY INC.
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated April 25, 2007